VRINGO SUBSIDIARY I/P ENGINE AND MICROSOFT CORPORATION ENTER INTO LICENSE AND SETTLEMENT AGREEMENT

NEW YORK — May 30, 2013 — Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, today announced that its wholly-owned subsidiary I/P Engine, Inc. has entered into a license and settlement agreement with Microsoft Corporation to resolve patent litigation that was pending in the U.S. District Court for the Southern District of New York.

Additional information concerning the settlement can be found in Vringo's filings with the United States Securities and Exchange Commission.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's intellectual property portfolio consists of over 500 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies. The patents and patent applications have been developed internally, and acquired from third parties. Vringo operates a global platform for the distribution of mobile social applications and services. For more information, visit: www.vringoIP.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on NASDAQ; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by our subsidiaries, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K for the fiscal year ended December 31, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com